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                                                                    EXHIBIT 23.3

                         [Morison Stoneham Letterhead]

                CONSENT OF MORISON STONEHAM, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to shares of Common Stock issuable pursuant to the 1995 Stock Option Plan of Interactive Group, Inc. and certain stock options issued outside of such plan, of our report dated March 15, 1994 with respect to the combined financial statements of Interactive (UK) Ltd. included in the Form 10-K filed with the Securities and Exchange Commission on March 28, 1996.


                                           MORISON STONEHAM


London, England
August 28, 1996